Exhibit 2

                             Joint Filing Agreement


         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.


         This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.


Dated as of:  May 18, 2006          TONTINE CAPITAL PARTNERS, L.P.
                                    TONTINE CAPITAL MANAGEMENT L.L.C.
                                    TONTINE PARTNERS, L.P.
                                    TONTINE MANAGEMENT, L.L.C.
                                    TONTINE OVERSEAS ASSOCIATES, L.L.C.
                                    JEFFREY L. GENDELL

                                    By: /s/ Jeffrey L. Gendell
                                        ---------------------------------------
                                        Jeffrey L. Gendell, individually, and
                                        as managing member of Tontine Capital
                                        Management, L.L.C., general partner of
                                        Tontine Capital Partners, L.P., and as
                                        managing member of Tontine Management,
                                        L.L.C., general partner of Tontine
                                        Partners, L.P., and as managing member
                                        of Tontine Overseas Associates, L.L.C.